U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2016

SurePure, Inc.

(Exact name of Company as specified in its charter)

Nevada	000-54172	26-3550286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Lexington Avenue, 25th Floor

New York, NY 10174

(Address of principal executive offices)

Telephone:  (917) 368-8480

Facsimile:  (917) 368-8005

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 17, 2016, we entered into Amendment No. 2 (“Amendment No. 2”) to Promissory Note with SBI Investments LLC, 2014-1, a statutory series of Delaware limited liability company (“SBI”). Under Amendment No.2, we and SBI agreed that (i) the maturity date of our promissory note dated February 1, 2016 in the original principal amount of $330,000 made to SBI would be extended from October 11, 2016 to January 11, 2017 (the “Extended Maturity Date”); (ii) the number of shares of our Common Stock, par value $0.001 per share, into which SBI could convert the Note following the occurrence of an event of default under the Note (an “Event of Default”), including the failure to repay the note on or before the Extended Maturity Date would be based on a conversion price that is 52.5% of the market price of our shares, rather than 55%; and (iii) the principal amount to be paid to SBI to discharge the Note in full will be $390,000.

In connection with Amendment No. 2, we entered into a fee letter agreement with SBI under which we agreed to pay SBI a structuring fee on the date of the amendment in the amount of $90,000 with 1,058,824 shares of our Common Stock, which fee is fully earned as of the date of the letter agreement, and a loan monitoring fee in the amount of $45,000 which is due on the Extended Maturity Date.

All other terms and conditions of the Note and the other agreements between SBI and us remain unamended and in full force and effect.

The descriptions of Amendment No. 2 and the fee letter agreement set forth above each are qualified in their entirety by reference to the full extent of such documents, which are included as exhibits to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit
No.	Description
10.51	Amendment No. 2 to Promissory Note, dated November 17, 2016, between the Company and SBI Investments LLC, 2014-1.
10.52	Amendment No. 2 Fee Letter, dated November 17, 2016, between the Company and SBI Investments LLC, 2014-1.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUREPURE, INC.
(Registrant)

Date: November 21, 2016	/s/ Stephen M. Robinson
Stephen M. Robinson
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
10.51	Amendment No. 2 to Promissory Note, dated November 17, 2016, between the Company and SBI Investments LLC, 2014-1.
10.52	Amendment No. 2 Fee Letter, dated November 17, 2016, between the Company and SBI Investments LLC, 2014-1.